UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of report (Date of earliest event reported): February 21, 2022
McKESSON CORPORATION
(Exact Name of Registrant as Specified in Charter)

Delaware	1-13252	94-3207296
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
6555 State Hwy 161
Irving, TX 75039
(Address of Principal Executive Offices, and Zip Code)
(972) 446-4800
Registrant’s Telephone Number, Including Area Code
Not Applicable
(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communication pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, $0.01 par value	MCK	New York Stock Exchange
1.500% Notes due 2025	MCK25	New York Stock Exchange
1.625% Notes due 2026	MCK26	New York Stock Exchange
3.125% Notes due 2029	MCK29	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).
Emerging growth company  ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02     Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
On February 21, 2022, Napoleon B. Rutledge, Jr., 49, was appointed as Senior Vice President, Controller and Chief Accounting Officer of McKesson Corporation ("Company") for the term of office provided by Article IV of the Company's By-Laws. Before joining the Company effective March 1, 2022 ("Hire Date"), Mr. Rutledge worked for Genuine Parts Company ("GPC"), a distributor of automotive and industrial replacement parts, from 1999 to February 2022, holding leadership roles in corporate finance, treasury, risk management, audit and SEC reporting. He most recently served as GPC's Senior Vice President of Finance and Chief Accounting Officer and was responsible for regulatory accounting matters, financial reporting, financial planning and analysis and accounting policies. Earlier in his career, Mr. Rutledge worked in public accounting with Ernst & Young.
After the Hire Date, Mr. Rutledge will be paid an annual base salary that targets the market mid-point, and his target annual cash bonus opportunity under the Company’s Management Incentive Plan will equal 50% of his salary earned during the applicable performance period. Mr. Rutledge will receive a market-level sign-on bonus, payable in two installments, the first payment to be made within 30 days following the Hire Date and the second payment to be made within 30 days following the first anniversary of the Hire Date; the sign-on bonus is subject to pro-rated repayment if Mr. Rutledge’s employment ends before the second anniversary of the Hire Date for any reason other than an involuntary termination. On the Hire Date, he will receive pursuant to the Company’s 2013 Stock Plan a grant of performance stock units for the fiscal years 2022 – 2024 performance period, and restricted stock units that will vest with respect to one-third of the award on each of the first, second and third anniversaries of the Hire Date. Mr. Rutledge will also receive a sign-on grant of restricted stock units that will vest with respect to one-third of the award on each of the first, second and third anniversaries of the Hire Date.
On the Hire Date, Mr. Rutledge will become eligible to participate in: the Management Incentive Plan; the 2013 Stock Plan; the Change in Control Policy for Selected Executive Employees at Tier Two; certain executive benefits including financial counseling services; and the Company's general benefit plans.
For more information about the Company’s executive compensation program, including a description of each plan identified above, please refer to the Company's 2021 proxy statement that was filed with the Securities and Exchange Commission on June 8, 2021.
In connection with Mr. Rutledge's appointment, Kevin W. Emerson will be leaving his interim positions as the Company's Controller and Chief Accounting Officer. Effective March 1, 2022, he will assume the new position of Senior Vice President, Finance Operations at the Company.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Date: February 22, 2022

McKesson Corporation

By:	/s/ Britt J. Vitalone
Britt J. Vitalone
Executive Vice President and
Chief Financial Officer